EXHIBIT 5.1

                       [RYAN & SUDAN, L.L.P. LETTERHEAD]

                                 April 2, 1999

Intelect Communications, Inc.
1100 Executive Drive
Richardson, Texas 75081

Re: Registration Statement on Form S-3 of Intelect Communications, Inc. (the "Company")

Ladies and Gentlemen:

     We have acted as counsel to Intelect Communications, Inc., a Delaware corporation (the "Company"), with respect to the offering by certain selling shareholders of up to 33,597,363 shares (the "Shares") of the Common Stock of the Company, par value $.01 per share (the "Common Stock") under the Registration Statement, filed by the Company under the Securities Act of 1933, as amended.

     As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Registration Statement.

     Based on the foregoing, we are of the opinion that:

        1. The shares of Common Stock initially issuable upon the exercise of the warrants covered by the Registration Statement have been duly authorized and reserved for issuance, and upon exercise of such warrants and the payment of the exercise price in accordance with the terms of the warrants, such shares of Common Stock will be validly issued, fully paid, and non-assessable by the Company.

        2. The shares of Common Stock initially issuable upon the conversion of the amended and restated promissory notes by the Company Stockholders have been duly authorized and reserved for issuance, and upon conversion of such amended and restated promissory notes in accordance with their terms, each will be validly issued, fully paid, and non-assessable by the Company.

        3. The shares of Common Stock initially issuable upon the conversion of each of the Series D Preferred and the Series E Preferred Shares of the Company have been duly authorized and reserved for issuance, and upon the conversion of each of the Series D Preferred and the Series E Preferred Shares in accordance with its respective Certificate of Designations, each will be validly issued, fully paid, and non-assessable by the Company.

        4. The other shares of Common Stock covered by this Registration Statement have been duly authorized, are fully paid, and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          RYAN & SUDAN, L.L.P.